Exhibit 99.1

Allied Nevada Drills 550 Feet of 0.033 opt Au Equivalent at Hycroft

February 4, 2008 Reno, Nevada- Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) is pleased to announce complete gold and silver assay results for fourteen (14) exploration holes, eleven (11) of which are listed in the table below. The holes were drilled at the Company’s Hycroft Heap Leach Mine (“Hycroft”) located near Winnemucca, Nevada. As of January 30, 2008, a total of seventy-eight (78) drill holes have been completed at Hycroft since the program began in August of 2007, including sixty (60) reverse circulation drill holes and eighteen (18) core holes. The holes were drilled to an average depth of 1,000 feet. The Hycroft Project drill program continues to test for sulfide gold and silver mineralization beneath the historic Brimstone, Central, and Boneyard pits and other areas, and to delineate and expand the current oxide resource at Brimstone in furtherance of the Company’s objective of confirming and expanding existing oxide reserves on its Hycroft property.

Eight holes reported here (see table) were drilled in the Brimstone pit area to delineate and expand the oxide gold and silver resource and to test the sulfide zone below the oxides. Two of the holes (3079 and 3102) each contain over 520 feet of continuous mineralization, with H07D-3079 (core hole, -60° east) intersecting 550 feet of 0.033 opt Au equivalent in the Brimstone sulfide zone. All eight holes intersected gold and silver mineralization over significant lengths and drilling continues to demonstrate the continuity of the oxide zone and the continuity and thickness of mineralization in the sulfide zone continuing south out of the Brimstone pit. Future drilling in the Brimstone area will be directed toward definition of additional oxide reserves for anticipated production in connection with the Company’s planned reactivation at the Hycroft Mine. As previously reported, the Company currently plans that, once reactivated, gold production from the Hycroft Mine would be targeted to begin the fourth quarter of 2008.

Four holes reported here were drilled in the Central zone and intersected gold and silver mineralization. Additional drilling is planned at a later date to confirm results of this phase of the program. Drilling efforts will be focused along the Central zone to test the sulfides below the oxides. Significant oxide potential remains on the east side of the Cut 5 area on the southern end of the Central zone and in the Bay area on the north end of the Central zone.

Brimstone Pit Area

Drill Hole	From (feet)	To (feet)	Interval (feet)	Gold (oz/ton)	Silver (oz/ton)	Gold Equivalent (oz/ton)
H07D-3079	550 Total Feet of Mineralization:
	435	985	550	0.018	0.6	0.030
Including	555	604	49	0.028	1.3	0.053

H07R-3102	520 Total Feet of Mineralization
	205	725	520	0.019	0.3	0.024
Including	210	620	410	0.022	0.3	0.027

H07R-3111	190 Total Feet of Mineralization
	0	190	190	0.017	0.7	0.030

H07R-3117	250 Total Feet of Mineralization
	485	640	155	0.018	0.2	0.022
Including	520	570	50	0.026	0.3	0.031
	700	795	95	0.019	0.2	0.022

H07R-3118	250 Total Feet of Mineralization
	260	510	250	0.029	0.9	0.045
Including	260	280	20	0.075	0.7	0.088

H07R-3120	170 Total Feet of Mineralization
	375	480	105	0.009	2.8	0.061
	540	565	25	0.016	0.8	0.031
	825	865	40	0.016	0.2	0.020

H07R-3122	360 Total Feet of Mineralization
	385	745	360	0.015	0.6	0.026
Including	455	485	30	0.019	1.2	0.040

H08R-3125	250 Total Feet of Mineralization
	360	460	100	0.013	0.3	0.019
	500	650	150	0.022	0.2	0.025
Including	610	625	15	0.030	0.4	0.037

	Central Zone

H07D-3087	240 Total Feet of Mineralization:
	290	315	25	0.016	0.6	0.028
	435	480	45	0.014	0.5	0.023
Including	445	465	20	0.022	0.7	0.034
	665	835	170	0.013	0.2	0.017

H07D-3093	155 Total Feet of Mineralization:
	855	940	85	0.011	0.0	0.012
	1295	1365	70	0.008	0.2	0.012

H07R-3110	415 Total Feet of Mineralization
	0	80	80	0.014	0.4	0.022
	650	780	130	0.010	0.2	0.013
	855	930	75	0.012	0.1	0.014
	1065	1195	130	0.016	0.3	0.022
Including	1070	1105	35	0.021	0.6	0.033

H07R-3112	260 Total Feet of Mineralization
	35	265	230	0.012	0.2	0.015
	745	775	30	0.013	0.4	0.021

“Our recent drilling indicates that the thickness of the sulfide mineralization going south out of the Brimstone pit continues in the range of 500 or more feet. We see the continuity of the mineralized sulfide zone hanging together as well” says Rick Russell, Allied Nevada’s Vice President of Exploration. “We are still confident that additional drilling will continue to give us encouraging results, in both the sulfide and oxide programs.”

Completed footage of the current Hycroft drilling program is averaging approximately 30,000 feet/month. Five drills, consisting of two core drills and three reverse circulation drills, are now deployed in the Brimstone pit area and will concentrate on the confirmation and expansion of oxide resources for the planned mining operation. For complete drill hole assay information for the 15 holes reported here, please see assay data posted on the Company’s website at www.alliednevada.com. Gold equivalent grades were calculated utilizing a $650 per ounce gold price and a $12 per ounce silver price.

(1)

The drill program is being conducted under the supervision of Mr. Rick Russell, Vice President of Exploration for Allied Nevada Gold Corp., who is a Qualified Person as defined by Canadian National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Hycroft Mine. A combination of vertical and angle holes have been drilled to intersect mineralization; however, due to physical constraints and the complex nature of the deposit, true thickness of the drilled intervals cannot be assumed from the measured intercepts. Sampling and assaying methods of this program are being conducted in accordance with the CIM Mineral Exploration Best Practices Guidelines.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding results of exploration drilling and assay programs currently underway at Hycroft, potential for confirming, upgrading and expanding oxide gold mineralized material at Hycroft, results of evaluation of underlying sulfide mineralization at Hycroft, and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to Allied Nevada’s status as a newly formed independent company and its lack of operating history; risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with Hycroft and other activities; and availability and timing of capital for financing the planned reactivation of the Hycroft Mine including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise except as may be required under applicable securities laws.

For further information on Allied Nevada, please contact Scott Caldwell or Hal Kirby at (775) 358-4455 or visit the Allied Nevada Website at www.alliednevada.com.